                                                                    EXHIBIT 10.2

                         EMPLOYEE STOCK OPTION AGREEMENT

     This Employee Stock Option Agreement, dated as of December 19, 2006, between Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.), a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.) Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7.

     The Company and the Employee hereby agree as follows:

     Section 1. Grant of Options

          (a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of (i) Service Options to purchase the number of Common Shares specified on the signature page hereof under the heading "Service Options" and (ii) Performance Options to purchase the number of Common Shares specified on the signature page hereof under the heading "Performance Options." The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

          (b) Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof.

     Section 2. Vesting and Exercisability

          (a) Service Options. Except as otherwise provided in Section 6 or
     Section 2(d)of this Agreement, the Service Options shall become vested in five equal annual installments on each of the first through fifth anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that if the Employee's employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee's death or Disability), any Service Options held by the Employee shall immediately vest as of the effective date of such Special Termination.

          (b) Performance Options.

               (i) Annual Vesting Opportunity. Subject to the continuous employment of the Employee with the Company until the applicable vesting date, up to 20% of the Performance Options may vest with respect to each of Fiscal Years 2007 through 2011 depending on the Company's achievement compared with the Annual Performance Target for such year, as follows:

                    (A) none of the Performance Options eligible to vest with
               respect to such Fiscal Year will vest if the Company has achieved less than 80% the applicable Annual Performance Target; and

                    (B) between 50% and 100% of the Performance Options eligible to vest with respect to such Fiscal Year (i.e., 10-20%) will vest if the Company achieves at least 80% of the applicable Annual Performance Target, with 50% vesting at 80% achievement, 100% vesting at 100% (or higher) achievement and ratable vesting of between 50 and 100% for achievement between 80 and 100%.

               (ii) Catch-Up Vesting Opportunity. If the Annual Performance Target is not achieved for a particular Fiscal Year (a "Missed Year"), the amount by which the achievement fell short of such Annual Performance Target for such Fiscal Year (the "Shortfall") shall be carried forward and the Performance Options that do not vest pursuant to Section 2(b)(i) with respect to such Missed Year (the "Carryforward Options") shall, subject to the continuous employment of the Employee with the Company until the applicable vesting date, be eligible for vesting based on the achievement of the combined Annual Performance Targets for the two Fiscal Years ending immediately after the Missed Year (the "Cumulative Target"), as follows:

                    (A) none of the Carryforward Options eligible to vest with respect to the two Fiscal Years
               ending immediately after a Missed Year will vest if the Company has achieved 100% or less of the applicable Cumulative Target; and

                    (B) between 0% and 100% of the Carryforward Options eligible to vest with respect to such two Fiscal Years ending immediately after a Missed Year will vest if the Company achieves more than 100% of the applicable Cumulative Targets, with 100% vesting if the Company achieves an amount equal to or greater than the Shortfall and ratable vesting of between 0% and 100% for achievement between 0% and 100% of the Shortfall.

               (iii) Change in Control Vesting. On a Change in Control in which the Investors receive only cash consideration for their equity of the Company, Performance Options eligible for vesting with respect to Fiscal Years ending after the Change in Control will vest, subject to the continuous employment of the Employee with the Company until the Change in Control, if and to the extent that (after giving effect to vesting of all options) the Change in Control results in the Investors having achieved at least the actual cash return on their investment (for the avoidance of doubt, to be determined excluding any fees or other amounts paid or payable to any Affiliate of any Investor) in the Company ("ROI") for the applicable Fiscal Year set forth below, with 50% vesting at achievement of the Minimum ROI, 100% vesting at achievement of the Target ROI, and ratable vesting of between 50 and 100% for achievement of between the Minimum ROI and the Target ROI, and any Performance Options that do not so vest will, unless the Board determines otherwise, be cancelled upon such Change in Control.

YEAR   MINIMUM ROI   TARGET ROI
----   -----------   ----------
2007      1.75x          2x
2008      2.25x        2.5x

2009      2.75x          3x
2010      3.25x        3.5x
2011      3.75x          4x

          (c) Vesting Date. The applicable vesting date for a Fiscal Year's Performance Options or, if applicable, Carryforward Options, shall be the date the Audit Committee of the Company's Board of Directors approves the Company's annual audited financial statements for the applicable Fiscal Year(s).

          (d) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting or exercisability of any Option, all or a portion of any class of Options, at any time and from time to time.

          (e) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole Common Shares and must be exercised in accordance with Section 4.

     Section 3. Termination of Options

          (a) Normal Termination Date. Unless earlier terminated pursuant to
     Section 3(b) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the "Normal Termination Date"), if not exercised prior to such date.

          (b) Early Termination. If the Employee's employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and, if the Employee's employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee's termination of employment (determined without regard to any deemed or express statutory or contractual notice period), (ii) the 180th day in the case of a Special Termination or a retirement from active service on or after the Employee reaches normal retirement age, (iii) the Normal Termination Date or (iv) the cancellation of the Options pursuant to
     Section 6(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

     Section 4. Manner of Exercise

          (a) General. Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the "Exercise Date"), the number of whole shares with respect to which the Options are being exercised (the "Exercise Shares") and the aggregate Option Price for such Exercise Shares (the "Exercise Price"); provided that following a Public Offering notice may be given within such lesser period as the Board may permit. On or before any Exercise Date, the Company and the Employee shall enter into an Employee Stock Subscription in such form, and containing such transfer and other restrictions as the Board determines appropriate. Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Employee Stock Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company's transfer agent). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (x) to evidence such exercise, (y) to determine whether registration is then required under the Securities Act or other applicable law or (z) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

          (b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (ii) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (iii) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

     Section 5. Employee's Representations; Investment Intention. The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the related Employee Stock Subscription Agreement shall have been complied with or have expired.

     Section 6. Change in Control

          (a) Vesting and Cancellation. Except as otherwise provided in this
     Section 6, in the event of a Change in Control, all then-outstanding Service Options and Performance Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Service Options and the then-vested Performance Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

          (b) Alternative Award. Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award meeting the requirements of the Plan.

          (c) Limitation of Benefits. If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 6(a) or Section 6(b) that, by itself or together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an "excess parachute payment" under section 280G of the Code, then, notwithstanding anything in this Section 6 to the contrary, the payments, deemed payments or other benefits such Employee would otherwise receive under Section 6(a) or Section 6(b) shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Employee shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive on an after-tax basis by more than 5%, the Company will use its commercially reasonable best efforts to seek the approval of the Company's shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as "parachute payments" for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 6(c)).

     Section 7. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

          "Agreement" means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

          "Annual Performance Target" means, with respect to each Fiscal Year, the EBITDA and total debt-to-EBITDA targets for such Fiscal Year as set by the Compensation Committee; provided, that if the Company consummates a significant acquisition, disposition or other corporate transaction that, in the judgment of the Compensation Committee, would reasonably be expected to impact the consolidated earnings of the Company, the Annual Performance Target for the relevant Fiscal Years may be appropriately adjusted by the Compensation Committee to reflect such transaction or series of transactions. The Compensation Committee shall establish the Annual Performance Target for each Fiscal Year within 30 days after the beginning of each such Fiscal Year.

          "Carryforward Options" has the meaning given in Section 2(b)(ii).

          "Code" means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

          "Company" means Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.), provided that for purposes of determining the status of Employee's employment with the "Company," such term shall include the Company and its Subsidiaries.

          "Cumulative Target" has the meaning given in Section 2(b)(ii).

          "Employee" means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of
     Section 4 and Section 8, following such person's death "Employee" shall be deemed to include such person's beneficiary or estate and following such Person's Disability, "Employee" shall be deemed to include such person's legal representative.

          "Employee Stock Subscription Agreement" means a "Stock Subscription Agreement" as defined in the Plan.

          "Exercise Date" has the meaning given in Section 4(a).

          "Exercise Price" has the meaning given in Section 4(a).

          "Exercise Shares" has the meaning given in Section 4(a).

          "Fiscal Year" means a fiscal year of the Company.

          "Grant Date" means the date hereof, which is the date on which the Options are granted to the Employee.

          "Missed Year" has the meaning given in Section 2(b)(ii).

          "Normal Termination Date" has the meaning given in Section 3(a).

          "Option" means the right granted to the Employee hereunder to purchase one Common Share for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

          "Option Price" means, with respect to each Common Share covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such Common Share upon exercise of an Option.

          "Performance Options" means those Options that are subject to the provisions of Section 2(b) hereof providing for the vesting of such Options on the basis of the financial performance of the Company and the continued employment of the Employee. The number of Performance Options granted to the Employee pursuant to this Agreement is specified on the signature page hereof under the heading "Performance Options."

          "Plan" means the Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.) Stock Incentive Plan.

          "ROI" has the meaning given in Section 2(b)(iii).

          "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

          "Service Options" means those Options that are subject to the provisions of Section 2(a) hereof providing for the vesting of such Options on the basis of the Employee's completion of service. The number of Service Options granted to the Employee pursuant to this Agreement is specified on the signature page hereof under the heading "Service Options."

          "Shortfall" has the meaning given in Section 2(b)(ii).

          "Special Termination" means a termination of the Employee's employment as a result of his or her death or Disability.

     Section 8. Miscellaneous.

          (a) Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

          (b) Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

          (c) No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and delivery of the Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Shares. Any Shares delivered in respect of the Options shall be subject to the Employee Stock Subscription Agreement and the Employee shall have no voting rights with respect to such Shares until such time as specified in the Employee Stock Subscription Agreement.

          (d) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

          (e) Non-Transferability of Options. The Options may be exercised only by the Employee. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee's death or with the Company's consent; provided that the Board may permit, on such terms as it determines appropriate (including, but not limited to, assurances as to compliance with all applicable securities and other laws) permit a transfer for estate planning purposes.

          (f) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

               (i) if to the Company, to it at:

               Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.) c/o Ripplewood Holdings, L.L.C.
               One Rockefeller Plaza, 32nd Floor
               New York, NY 10020
               Attn: Christopher P. Minnetian, Esq.
               (212) 218-2778 (telecopier)
               (212) 582-6700 (telephone)
               cminnetian@ripplewood.com (email)

               Atlas Copco North America Inc. (to be renamed RSC Holdings Inc.) c/o Oak Hill Capital Management, L.L.C.
               717 Fifth Avenue, 12th Floor
               New York, NY 10022
               Attn: John R. Monsky, Esq.
               (212) 527-8450 (telecopier)
               (212) 527-8490 (telephone)
               jmonsky@oakhillcapital.com

               (ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

     copies of any notice or other communication given under this Agreement shall also be given to:

               Debevoise & Plimpton LLP
               919 Third Avenue
               New York, New York 10022

               Attn: Jeffrey J. Rosen, Esq.
               (212) 909-6836 (telecopier)
               (212) 909-6000 (telephone)
               jrosen@debevoise.com (email)

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

          (g) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

          (h) Waiver; Amendment.

               (i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.

               (ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

          (i) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

          (j) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

          (k) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

                                        ATLAS COPCO NORTH AMERICA INC.
                                        (to be renamed RSC Holdings Inc.)


                                        By:
                                            ------------------------------------
                                        Name: Joseph Turturica
                                        Title: Senior Vice President


                                        THE EMPLOYEE:

                                        ----------------------------------------
                                        (Name)


                                        By:
                                            ------------------------------------
                                            as Attorney-in-Fact
                                        Name: Joseph Turturica


                                        Address of the Employee:

                                        ----------------------------------------
                                        (Address)

         SERVICE OPTIONS                      PERFORMANCE OPTIONS
         ---------------                      -------------------
      Total Number of Shares                 Total Number of Shares           Option Price:
    for the Purchase of Which              for the Purchase of Which
Service Options have been Granted:   Performance Options have been Granted:
        (Service_Options)                    (Performance_Options)               $244.25